Exhibit 23.3

DeGolyer and MacNaughton

5001 Spring Valley Road

Suite 800 East

Dallas, Texas 75244

December 19, 2014

Camac Energy Inc.

1330 Post Oak Boulevard

Suite 2550

Houston, Texas 77056

Ladies and Gentlemen:

We hereby consent to the incorporation by reference into the Registration Statements on Form S-3 (File Nos. 333-163869 and 333-167013) and Form S-8 (File Nos. 333-152061, 333-160737, 333-175294 and 333-194503) of CAMAC Energy Inc. (the “Company”) of (a) the references to DeGolyer and MacNaughton contained in “Item 8. Financial Statements and Supplemental Data” in “Exhibit 99.1” of the Company’s Current Report on Form 8-K filed December 19, 2014 and (b) our third‑party letter report dated December 5, 2014, containing our opinion on the proved reserves as of January 1, 2014, attributable to the interest owned by the Company in the Oyo field offshore Nigeria, which such report is included as “Exhibit 99.2” in the Company’s Current Report on Form 8-K filed December 19, 2014.

Very truly yours,

/s/ DeGolyer and MacNaughton

DeGOLYER and MacNAUGHTON

Texas Registered Engineering Firm F-716